Exhibit 10.1

MetLife Performance-Based Compensation Recoupment Policy

(Effective as amended and restated November 1, 2017)

1. Purpose. The purpose of this policy is to describe circumstances in which MetLife may seek Recoupment of performance-based compensation.

2. Definitions.

“Affiliates” refers to any company, partnership, venture, or other organization that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

“Company” refers to MetLife, Inc.

“MetLife” refers to the Company and its Affiliates.

“Employee” refers to any employee or former employee of MetLife.

“Executive Officer” refers to an Executive Officer of the Company under Rule 3b-7 under the U.S. Securities Exchange Act of 1934, or successor rule.

“Performance-Based Compensation” refers to each award of and payment (whether in cash, Company stock, or otherwise) of incentive compensation and other compensation the earning, payment or amount of which depends on the performance of the Company, any Affiliate or any individual, product, service, or business unit, including but not limited to annual incentive compensation, MetLife Annual Variable Incentive Plan awards or payments, and awards of or payouts from Stock Options, Performance Shares, Restricted Stock Units, Performance Units, Restricted Units, or Unit Options, including but not limited to gains from the sale or disposition of securities.

“Recoupment” means, to the extent permissible under law, offset from amounts otherwise credited, payable, or due, forfeiture or cancellation of awards or amounts deferred, and/or recovery or repayment, as applicable.

3. Associates Covered. Each Employee is covered by this policy.

4. Compensation Covered. All Performance-Based Compensation is covered by this policy.

5. Recoupment.

Employees. If the Company or any Affiliate determines that an Employee engaged directly or indirectly in, or contributed to, fraudulent or other wrongful conduct by action or omission, including by failure to appropriately supervise, that caused financial or reputational harm to MetLife – including but not limited to a Company accounting restatement required by material noncompliance with financial reporting requirements under U.S. securities laws – then the Company or any Affiliate may seek the Recoupment of Performance-Based Compensation that was or otherwise would be awarded to, credited, earned by, or paid to that Employee during or after the period of such conduct or that resulted from such misconduct.

Executive Officers. If the Board of Directors or Compensation Committee of the Board of Directors of the Company determines that Performance-Based Compensation was or would otherwise be awarded to, credited, earned by, or paid to an Employee while the Employee was an Executive Officer based in whole or in part on materially inaccurate performance metrics, regardless of whether the Executive Officer was responsible for the inaccuracy, then the Company or any Affiliate may seek the Recoupment of such Performance-Based Compensation awarded to, credited, earned by, or paid to the Executive Officer on or after the beginning of the third Company fiscal year prior to the date the Board of Directors or Compensation Committee of the Board of Directors of the Company determines that such Performance Based Compensation is or was based on such metrics.

6. Limitations Period. Except as otherwise provided in this policy, the Company may seek Recoupment in accordance with this policy within any period of time allowed by applicable law.

7. Compensation Terms. This policy, as in effect from time to time, shall be among the terms of Performance-Based Compensation to each Employee. Award agreements and other written terms, memorialization, and other communications related to Performance- Based Compensation shall include references to this policy.

8. Legal Rights, Remedies, and Interpretation. Nothing in this policy restricts or limits the Company or any Affiliate from enforcing any other rights or remedies otherwise available to it. This policy shall be limited by, and interpreted and applied consistent with, the maximum scope of rights and remedies available to the Company or any Affiliate under law.

9. Amendment or Termination. The Board of Directors or Compensation Committee of the Board of Directors of the Company may amend this policy as it deems appropriate, and may terminate this policy at any time, including as and when the Company may determine that it is legally required by U.S. Securities and Exchange Commission rule, New York Stock Exchange rule, or otherwise to adopt a policy that differs from this policy. This policy will continue in force as it may be so amended from time to time or until it is so terminated.